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                                                                     EXHIBIT 5.1

                  [Letterhead of Gibson, Dunn & Crutcher LLP]

                               February 22, 1999

(213) 229-7000                                                      C16084-00116

Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, California 90245

        Re:  REGISTRATION STATEMENT OF FORM S-3

Ladies and Gentlemen:

We have acted as counsel to Computer Sciences Corporation (the "Corporation"), a Nevada corporation, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit, of $200,000,000 of the Corporation's notes described in the Registration Statement (the "Notes"). The Notes are being issued pursuant to an indenture to be entered into by and between the Corporation and Citibank, N.A. in substantially the form filed as an exhibit to the Registration Statement (the "Indenture").

We have examined the originals or certified copies of such corporate records, certificates of officers of the Corporation and/or public officials and such other documents, and have made such other factual and legal investigations, as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. In rendering this opinion, we have further assumed the due and valid execution and delivery of the Indenture by the Corporation and the Trustee in substantially the form filed as an exhibit to the Registration Statement and that the Indenture constitutes the legal, valid and binding agreement of the Trustee.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations contained herein and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that (a) the Notes, upon the execution, authentication, delivery and issuance thereof and timely payment in full therefor in the manner described in the Indenture, the Registration Statement and the prospectus which forms a part of the Registration Statement, will be validly issued, fully paid and non-assessable and (b) the Notes so issued will be legally binding obligations of the Corporation entitled to the benefits of the Indenture.

Our opinions set forth above are subject to the effect of (i) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity, at law or in arbitration, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. Without limitation, we express no opinion as to the ability to obtain specific performance, injunctive relief or other equitable relief as a remedy for noncompliance with any of the Notes or the Indenture. We further express no opinion as to the validity or legally binding nature of any provisions in the Notes or
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Computer Sciences Corporation
February 22, 1999
Page 2

the Indenture relating to indemnification, exculpation or contribution or as to any provisions that may be construed as imposing penalties or forfeitures.

Although we are not admitted to practice in the State of Nevada, we are generally familiar with the General Corporation Law of the State of Nevada as presently in effect and have made such inquiries as we consider necessary to render the opinions related to Nevada law herein. Our opinions herein are limited to matters involving the laws of the United States of America and the State of New York and the General Corporation Law of the State of Nevada. We express no opinion as to matters involving the laws of any other jurisdiction (or any other laws of the State of Nevada). This opinion is limited to the effect of the present state of the laws of the United States of America and the State of New York and, to the limited extent set forth in the second preceding sentence, the State of Nevada and the facts as they presently exist. In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws, or the interpretation thereof, or such facts, be changed.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                          Very truly yours,

                                          /S/ GIBSON, DUNN & CRUTCHER LLP

                                          GIBSON, DUNN & CRUTCHER LLP